EXHIBIT 10.1
                                                                    ------------

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS ([**]), HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                                                  EXECUTION COPY


                           PURCHASE AND SALE AGREEMENT

               This PURCHASE AND SALE AGREEMENT (the "Agreement") is entered into as of August 31, 2005 by and among Transol Holdings Pty Limited (ACN 100 078 046), a corporation registered in Victoria, Australia (receivers and managers appointed) ("Transol Holdings"), Transol PTY Limited (ABN 65 095 538
828), a corporation incorporated in Victoria, Australia (receivers and managers appointed) ("Transol PTY"), Transol Corporation Limited (ABN 73 089 224 402), a corporation registered in New South Wales, Australia (receivers and managers appointed) ("Transol Limited"), and Alleasing Finance Australia Limited (ABN 94 003 421 136), a corporation registered in New South Wales, Australia formerly known as RentWorks Limited ("Alleasing") and Nestor Traffic Systems, Inc., a Delaware corporation ("Purchaser"). Transol Holdings, Transol PTY, Transol Limited are collectively referred to herein as the "Debtors", and, together with Alleasing, "Sellers".


                                    RECITALS

          A. On September 30, 2004, Alleasing, Debtors, Robert Ciolli an individual, and Bronwen Ciolli also an individual entered into that certain RentWorks Agreement (as amended, the "MASTER RENTAL AGREEMENT"), pursuant to which Alleasing leased to Debtors certain equipment (the "LEASED EQUIPMENT") and extended financial accommodations to or for the direct or indirect benefit of Debtors.

          B. To secure the payment and performance of the obligations of Debtors under the Master Rental Agreement, Alleasing and Debtors entered into that certain Deed of Charge and Transol Holdings and Alleasing entered into that certain Collateral Grant of Security Interests in Patents and Trademarks, each dated as of even date with the Master Rental Agreement (collectively, the "DEBTORS' SECURITY AGREEMENTS"), whereby Debtors granted to Alleasing a continuing perfected security interest in and lien upon all the assets of Debtors (the "DEBTORS' COLLATERAL").

          C. Transol USA INC. ("TRANSOL USA") is a wholly-owned subsidiary of Debtors, and depends upon Debtors for funding and financial support and in order to induce Alleasing to enter into the Master Rental Agreement and as a condition to Debtors being permitted to sublease or make available to Transol USA some of the Leased Equipment, Transol USA executed a Guaranty dated as of even date with the Master Rental Agreement (the "GUARANTY"), in favor of Alleasing guaranteeing the due and punctual payment, performance and discharge of Debtors' obligations under the Master Rental Agreement.

          D. To secure the payment and performance of the obligations of Transol USA under the Guaranty, Alleasing and Transol USA entered into that certain Security Agreement dated as of even date with the Guaranty (the "TRANSOL U.S.A. SECURITY AGREEMENT", the Debtors' Security Agreements and the Transol U.S.A. Security Agreement are collectively referred to as the "SECURITY AGREEMENTS" and, together with the Master Rental Agreement and the Guaranty, are collectively referred to as the "CREDIT DOCUMENTS"), whereby Transol USA granted to Alleasing a continuing perfected interest in and lien upon all personal property of Transol USA (the "GUARANTOR COLLATERAL" and together with the Debtors' Collateral, the "COLLATERAL").

          E. Debtors are in default of their obligations to Alleasing with respect to the Credit Documents (all of such obligations are collectively referred to herein as the "OBLIGATIONS"), and the Obligations have been accelerated and are now immediately due and payable under the terms of the Credit Documents (which Credit Documents are governed by the law of the State of California).

          F. On July 14, 2005, pursuant to those certain Deeds Appointment of Receivers and Managers, Anthony Milton Sims and Neil Geoffrey Singleton (in such capacity only, and not individually, "RECEIVERS") were appointed as receivers and managers for the Debtors and the Debtors' Collateral.

          G. Alleasing has the unequivocal right to enforce all of its remedies against Debtors and Transol USA, including the right to enforce its security interests and liens against the Collateral.

          H. Pursuant to those certain Peaceful Foreclosure Agreements of even date herewith ("Foreclosure Agreements"), entered into by and among each of Transol USA and the Debtors and Alleasing (true and complete, fully executed copies of which have been furnished to Purchaser), each of Transol USA and the Debtors has consented to the sale by Alleasing to Purchaser of all of, Debtors' and Transol USA's right, title and interest in certain of the Collateral more fully identified on SCHEDULE I to this Agreement (the "PURCHASED ASSETS") and the Debtors have agreed to cooperate with Alleasing to facilitate the sale of the Purchased Assets and are joining in this Agreement as Sellers in order to convey any remaining right, title and interest of the Debtors in the Purchased Assets on the terms and conditions set forth herein.

          I. Subject to the terms and conditions of this Agreement, Purchaser has agreed to purchase from Sellers, and Sellers have agreed to sell to Purchaser, the Purchased Assets on the terms and conditions set forth herein and to assume all of the Assumed Obligations (as defined herein), on the terms and conditions set forth herein. The Purchased Assets do not include any of the Excluded Assets (as defined herein).

          NOW THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Seller hereby agree as follows:

          1. Sale of Purchased Assets.
             ------------------------

            (a) CLOSING. Upon the terms and subject to the conditions of this Agreement, in consideration of and in exchange for Sellers' receipt of the Purchase Price defined in Section 2 herein, (i) Alleasing agrees, on the Closing Date (as defined herein), to irrevocably sell, transfer, assign, convey, and transfer to Purchaser and Purchaser hereby agrees to purchase from Alleasing, pursuant to Section 9610 of the California Uniform Commercial Code (the "Uniform


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

Commercial Code") and other applicable law, all of Debtors' and Transol USA's rights, title and interests in the Purchased Assets (the "FORECLOSURE"), (ii) Alleasing also agrees, on the Closing Date (as defined herein), to irrevocably sell, transfer, assign, convey, and transfer to Purchaser and Purchaser hereby agrees to purchase from Alleasing, pursuant to applicable law, all of Alleasing's rights, title and interests in any of the Purchased Assets owned by Alleasing and leased to Debtors or Transol USA, and (iii) Debtors' agree on the Closing Date (as defined herein), to irrevocably sell, transfer, assign, convey, and transfer to Purchaser and Purchaser hereby agrees to purchase from Debtors, pursuant to applicable law, any remaining rights, title and interests of Debtors in the Purchased Assets. The sale of the Purchased Assets is "as is", "where is" and (except as set forth in Sections 5 and 6) without representations or warranties of any kind, express or implied, including, without limitation, any warranties as to merchantability, value, useful life, fitness for intended use, title, possession, quiet enjoyment or similar representations and warranties. On the Closing Date, each of Sellers and Purchaser shall execute and deliver to each other a Bill of Sale and Assignment, substantially in the form attached hereto as EXHIBIT A. On the Closing Date:

                    (i) each of Sellers and Purchaser shall execute and deliver to each other an Assignment of Intellectual Property Rights [to be drafted], substantially in the form attached hereto as EXHIBIT B [to be included]; and

                    (ii) Sellers shall deliver an executed deed of release by Alleasing in full release of the fixed and floating charges over the Purchased Assets (ASIC charge numbers 1085953, 1085954 and 1085955) and executed ASIC Forms 312 in a form ready for lodgment with ASIC to record the release of those fixed and floating charges.

The transactions contemplated herein shall be consummated (the "CLOSING") on or before August 31, 2005 (the "CLOSING DATE"). Notwithstanding anything to the contrary, the Excluded Assets shall not be transferred to Purchaser and all Excluded Assets shall be retained by Seller. Notwithstanding any other provision hereof, Purchaser assumes no liabilities under this Agreement except the Assumed Obligations (as defined in Section 4).

            (b) RETAINED ASSETS. Except as otherwise provided in this Agreement, Debtors and Transol USA shall retain and Sellers shall not transfer to Purchaser any interest in the Excluded Assets. For purposes of this Agreement, "EXCLUDED ASSETS" shall mean all assets of Debtors and Transol USA other than those assets specifically included and described in the definition of Purchased Assets. Without limiting the generality of the previous sentence and solely for clarification, Excluded Assets shall include, without limitation the following items: (a) all cash, cash equivalents and uncashed checks received prior to the Closing Date, (b) any contracts of insurance, except the rights of Debtors, Transol USA or Sellers as an additional insured or loss payee on any insurance contract, (c) any intercompany agreements, contracts or commitments between Debtors and Transol USA and any of their respective affiliates, (d) any right that Debtors and Transol USA have with respect to tax refunds, claims for tax refunds and tax attributes arising prior to the Closing Date, (e) to the extent prohibited by any license or other agreement, any software or other licensed products that may be installed on or attached to the Purchased Assets delivered to Purchaser, and (f) the personal property identified on SCHEDULE II, hereto.

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

            (c) EXTINGUISHMENT OF LIENS. All of the Purchased Assets to be sold to Buyer pursuant to SECTION 1(a) shall be sold free and clear of any security interests, liens or other encumbrances. It is the express intent of the Parties that the sale of the Purchased Assets contemplated pursuant to SECTION 1(a) be consummated pursuant to SECTION 9610 of the Uniform Commercial Code and other applicable law. Upon deposit of the full Purchase Price with the Escrow Agent, Sellers will discharge their security interests in the Purchased Assets, and any security interests junior and/or subordinated thereto will be discharged in full. Sellers will remain responsible for any security interests that will not be discharged as a result of the Foreclosure and shall cause them to be discharged as provided herein.

            (d) PURCHASE PRICE. On the Closing Date, in consideration of the sale and transfer of the Purchased Assets, Purchaser agrees to purchase from each of the Sellers the Purchased Assets owned by such Seller for an aggregate amount equal to $2,000,000 (as it may be adjusted pursuant to SCHEDULE 2(a), the "PURCHASE PRICE"). (All amounts in this Agreement are in U.S. Dollars). An amount equal to $200,000 has been deposited by Buyer with U.S. Bank National Association, a national banking association, ("ESCROW AGENT") and shall be applied against the Purchase Price at Closing. The Purchase Price shall be paid at Closing as follows:

                    (i) $216,801.06 shall be paid to the Debtors by wire transfer as follows:

                Account Name: Transol PTY Ltd (Receivers and Managers Appointed)
                Bank: Westpac Banking Corporation
                341 George Street, Sydney NSW
                BSB: 032 000
                Account No.: 567599
                SWIFT code: "WPACAU2S"

                    (ii) $1,783,198.94, which amount includes the $200,000 already held by Escrow Agent, shall be deposited with U.S. Bank National Association, a national banking association, as Escrow Agent pursuant to wire transfer as follows:

                BBK: U.S. Bank N.A. (ABA #091000022)
                BNF: U.S. Bank Trust N.A. / AC #180121167365
                Ref:  Transol Escrow Account

                Attn: Scott Kjar,  (651) 495-3808

            2. Risk of Loss.
               -------------

            Until the Closing, any loss of or damage to the Purchased Assets from fire, casualty or any other occurrence shall be the sole responsibility of Debtors and Transol USA. At the Closing, title to the Purchased Assets shall be transferred to Purchaser, and Purchaser shall thereafter bear all risks of loss associated with the Purchased Assets.

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

            3. Delivery of Purchase and Sale Documents on the Closing Date.
               -----------------------------------------------------------

               (a) DELIVERY BY SELLERS. Sellers hereby agree to deliver, or cause to be delivered, to Purchaser the documents or instruments with respect to the Purchased Assets set forth in Exhibit C. Debtors shall also terminate the registration in Australia of the business name "Transol Group", registered in Victoria Australia (registration number B1594220R).

               (b) DELIVERY BY PURCHASER. Purchaser hereby agrees to deliver or cause to be delivered to Sellers at the Closing (a) the Purchase Price in accordance with Section 1(c) above, and (b) the instruments and documents set forth in Exhibit D.

            4. ASSUMPTION OF OBLIGATIONS. Effective on the Closing Date, Purchaser, in reliance on Sellers' representations and warranties set forth in
Section 6 and 7, hereby assumes all of the obligations of Debtors and Transol USA under the contracts listed on Exhibit A (the "Assumed Contracts"), except for obligations arising out of actions or inactions of Sellers before the consummation of the transactions contemplated by this Agreement (the "Assumed Obligations").

            5. REPRESENTATIONS AND WARRANTIES OF ALLEASING. Alleasing hereby represents and warrants to Purchaser, as of the date hereof and as of the Closing Date, as follows:

               (a) (i) Alleasing has good and marketable title to the Leased Equipment included in the Purchased Assets (as listed on Exhibit A); (ii)
Alleasing has a valid and enforceable lien upon and security interest in Debtors' and Transol USA's right, title and interest in the Purchased Assets;
(iii) one or more defaults under the Credit Documents has occurred and is continuing; and (iv) Alleasing has the right and is entitled to enforce its security interest by foreclosure sale, and has taken all steps required for such sale under the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of California or in the state where the Purchased Assets are located, if necessary, including, without limitation, notice to any junior lien holders.

               (b)  Alleasing  is  (i) a  corporation  duly  organized,  validly existing and in good standing under the laws of its jurisdiction of incorporation; and (ii) duly qualified, licensed to do business and in good standing as a foreign corporation in each jurisdiction where the failure to be so qualified or licensed could reasonably be expected to have a Material Adverse Effect on Alleasing. For purposes of this Agreement, a "Material Adverse Effect" shall mean a material adverse effect on the enforceability of this Agreement or the sale and purchase of the Purchased Assets.

               (c) Alleasing has the full power, authority and legal right to execute and deliver this Agreement (and all agreements executed and delivered by it in connection herewith) and to perform all transactions contemplated by this Agreement (and by all agreements executed and delivered by it in connection herewith). The execution, delivery and performance by Alleasing of this Agreement (and all agreements executed and delivered by it in connection herewith) and the consummation by Alleasing of the actions contemplated by it hereby and thereby have been duly authorized by all necessary actions on the part of Alleasing and Alleasing has duly executed and delivered this Agreement (and all agreements executed and delivered by it in connection herewith). The execution of this Agreement by Alleasing constitutes a legal, valid and binding obligation of Alleasing, enforceable against Alleasing in accordance with its terms.

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

               (d) No consent, approval, order or authorization of, or registration, declaration or filing with any governmental authority or other person or entity (including without limitation the shareholders of any person or entity) is required in connection with the execution and delivery of this Agreement by Alleasing, or the performance and consummation of the transactions contemplated hereby.

               (e) As of the Closing Date, the Purchased Assets shall be free and clear of any lien, claim or encumbrance other than (i) the possible lien, claim or encumbrance in favor of [**], against certain rights to payment under that certain [**] Agreement by and between Transol USA Inc. and [**], dated as of [**], pursuant to that certain stop notice dated as of [**], in the amount of [**], and (ii) any lien, claim or encumbrance in favor of [**], against certain rights to payment under that certain [**] Agreement, by and between Transol USA Inc. and [**], dated as of [**] in an amount not to exceed [**].

               (g) The copies of the Foreclosure Agreements delivered to Purchaser are true and correct and form an integral part of this Agreement. Purchaser shall be entitled to rely thereon and on the representations, warranties and covenants of the parties to the Foreclosure Agreements.

            The provisions of this Section 5 shall survive until February 28, 2006.

            6. REPRESENTATIONS AND WARRANTIES OF DEBTORS AND RECEIVERS. Debtors and Receivers hereby represent and warrant to Purchaser, as of the date hereof and as of the Closing Date, as follows:

               (a) Receivers, as receivers and managers for the Debtors, have the right and power on behalf of Debtors to sell, transfer and assign all of the Debtors' interests in the Purchased Assets.

               (b) Receivers  have the full power,  authority and legal right to execute and deliver this Agreement on behalf of the Debtors (and all agreements executed and delivered by them in connection herewith) and to perform all transactions contemplated by this Agreement (and by all agreements executed and delivered by them in connection herewith). The execution, delivery and performance by the Debtors of this Agreement (and all agreements executed and delivered by them in connection herewith) and the consummation by the Debtors of the actions contemplated by them hereby and thereby have been duly authorized by all necessary actions and the Receivers have duly executed and delivered this Agreement on behalf of the Debtors (and all agreements executed and delivered by it in connection herewith). The execution of this Agreement by the Receivers constitutes a legal, valid and binding obligation of Debtors, enforceable against Debtors in accordance with its terms.

               (c) No consent, approval, order or authorization of, or registration, declaration or filing with any governmental authority or other person or entity (including without limitation the shareholders of any person or entity) is required in connection with the execution and delivery of this Agreement by Debtors, or the performance and consummation of the transactions contemplated hereby.

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

               (d) As of the Closing Date, the Purchased Assets shall be free and clear of any lien, claim or encumbrance other than (i) the possible lien, claim or encumbrance in favor of [**], against certain rights to payment under that certain [**] Agreement by and between Transol USA Inc. and [**], dated as of [**], pursuant to that certain stop notice dated as of [**], in the amount of [**], and (ii) any lien, claim or encumbrance in favor of [**], against certain rights to payment under that certain [**] Agreement, by and between Transol USA Inc. and [**], dated as of [**] in an amount not to exceed [**].

         The provisions of this Section 6 shall survive until February 28, 2006.

            7. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser hereby represents and warrants to each of the Sellers, as the date hereof and as of the Closing Date, as follows:

               (a) DUE ORGANIZATION. Purchaser (i) is duly organized corporation, validly existing and in good standing under the laws of the State of Delaware, (ii) has all requisite corporate power and authority to own and lease property and to carry on its business as now being conducted and (iii) is duly qualified or authorized to conduct business and is in good standing in such jurisdictions in which the character or location of any property owned or leased by it requires such qualification or authorization except where failure to be so qualified or authorized in any jurisdiction has not or would not have a Material Adverse Effect.

               (b) CORPORATE AUTHORITY. Purchaser has the full power, authority and legal right to execute and deliver this Agreement (and all agreements executed and delivered by it in connection herewith) and to perform all transactions contemplated by this Agreement (and by all agreements executed and delivered by it in connection herewith). Furthermore, Purchaser has duly authorized by all necessary corporate, stockholder, member, or other acts required on the part of Purchaser, the execution, delivery and performance of this Agreement (and all agreements executed and delivered by it in connection herewith), and has duly executed and delivered this Agreement (and all agreements executed and delivered by it in connection herewith). This Agreement (and each agreement executed and delivered by it in connection herewith), assuming due authorization, execution and delivery by each other party hereto (and thereto), constitutes Purchaser's legal, valid and binding obligation enforceable in accordance with its terms.

               (c) CONDITION OF THE PURCHASED ASSETS. Purchaser and its representatives and agents have had and have exercised, prior to the date hereof, the right to make all inspections and investigations of the Purchased Assets deemed necessary or desirable by Purchaser. Purchaser is purchasing the Purchased Assets based solely on the results of its inspections and investigations and on the representations and warranties of Sellers expressly set forth in this Agreement. In light of these inspections and investigations and the representations and warranties made to Purchaser by Sellers in Sections 6 and 7 herein, Purchaser is relinquishing any right to any claim based on any representations and warranties, other than those specifically included in Sections 6 and 7. Any claims Purchaser may have for breach of representation or warranty shall be based solely on the representations and warranties of Sellers set forth in Sections 6 and 7 herein. All warranties of habitability, merchantability and fitness for any particular purpose, title, possession, quiet enjoyment and all other warranties arising under the Uniform Commercial Code (or similar foreign Laws), are hereby waived by Purchaser.

               (d) NO CONSENT REQUIRED. No consent, approval, authorization or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority over Purchaser (or any of its properties) is required for (i) Purchaser's execution and delivery of this Agreement (and each agreement executed and delivered by it in connection herewith) or (ii) the consummation by Purchaser of the transactions contemplated by this Agreement (and each agreement executed and delivered by it in connection herewith) or, to the extent so required, such consent, approval, authorization, order, registration, filing or notice has been obtained, made or given (as applicable) and is still in full force and effect.

               (e) NO BROKERS' OR FINDERS' FEES. No person or entity acting on behalf of Purchaser or Sellers or any of their affiliates or under the authority of any of them is or will be entitled to any brokers' or finders' fee or any other commission or similar fee, directly or indirectly, from Purchaser or any of its affiliates in connection with any of the transactions contemplated hereby.

               (f) NO KNOWLEDGE OF BREACH OF SELLER'S REPRESENTATIONS AND WARRANTIES. Purchaser has reviewed each Seller's representations and warranties. Purchaser has no current actual knowledge of any breach by any Seller or any of their representations or warranties contained in this Agreement or the Bill of Sale and Assignment.

               (g) FINANCING. As of the date hereof, Purchaser has, and on the Closing Date, Purchaser will have, sufficient funds available to deliver the Purchase Price to Sellers and consummate the transactions contemplated by this Agreement.

               (h) CONFLICT OF INTEREST. Purchaser represents and warrants that no current officer, director, employee or agent of any Seller has been or will be retained or paid a fee, or otherwise has received or will receive any personal compensation or consideration, by or from Purchaser or any of Purchaser's officers, directors, employees, or agents in connection with the obtaining, arranging or negotiation of this Agreement or other documents entered into or executed in connection with this Agreement.

         The provisions of this Section 7 shall survive until February 28, 2006.

               8. TRANSITIONAL SERVICES AGREEMENT. At the Closing, Sellers shall cause Transol USA Inc. to enter into, execute and deliver a transitional services agreement substantially to the effect set forth in EXHIBIT E (the "TRANSITIONAL SERVICES AGREEMENT") to enable Purchaser to assume and integrate the Purchased Assets. Purchaser shall be responsible for all direct costs incurred by Transol USA and the Debtors in providing the transitional services under the Transition Services Agreement.

               9. EXPENSES. Except as provided in the next sentence, Purchaser and Sellers shall each bear their own expenses incurred in connection with the transactions contemplated by this Agreement. Notwithstanding the foregoing, if either party breaches this agreement, the breaching party shall be responsible for the costs and expenses, including reasonable attorneys' fees, incurred by the other party in enforcing this Agreement against such breaching party.

               10. ASSIGNMENT OF CONTRACTS AND APPROVALS FOR UNINSTALLED APPROACHES. Purchaser shall perform all of Transol USA's obligations under each of the contracts identified on Schedule 10A (the "CONTRACTS") from the Closing Date through January 15, 2006. Purchaser shall have the continuing obligation after the Closing Date through January 15, 2006 to diligently use commercially reasonable efforts to obtain each of the municipalities party to the Contracts acknowledgment of the assignment and acknowledgment that such municipality will not exercise any optional right to terminate its respective contract on or before January 15, 2006 ("AFFIRMATION STATEMENT") and, upon obtaining each Affirmation Statement, the Purchaser shall promptly notify the Sellers. Purchaser shall have the continuing obligation after the Closing Date through January 15, 2006 to diligently use commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary for it to do under applicable laws to obtain written confirmation ("DESIRED INSTALLATION CONFIRMATION") from each of the municipalities party to the Contracts that such municipality continues to have an interest in having a traffic camera system at each of the approaches listed on Schedule 10B ("UNAPPROVED APPROACH") that pertain to such municipality or at an alternative approach within such municipality and, upon obtaining each Desired Installation Confirmation, the Purchaser shall promptly notify the Sellers.

               11. TRANSFER TAXES.  Purchaser shall pay all sales,  use, excise, stamp, documentary, filing, recording, transfer or similar fees or taxes or governmental charges, including any Goods and Services Tax ("GST"), as levied by any taxing authority or governmental agency in connection with the transfer of Purchased Assets contemplated by this Agreement (collectively, "Transaction Taxes"). All prices or other sums payable or consideration to be provided under this contract are exclusive of Transaction Taxes. As soon as reasonably practicable but in any event within sixty (60) days after the Closing Date, (i) Purchaser shall deliver to each of the Sellers a copy of Purchaser's resale certificate or other evidence that these transactions are exempt from sales tax, or (ii) Purchaser shall remit to each of the Sellers any sales tax due as a result of these transactions. Sellers hereby agree to file all necessary documents with respect to such amounts in a timely manner. The Sellers acknowledge and agree that this Agreement will be made outside Australia and, accordingly, GST liability will arise as a result of the transactions contemplated hereby. Notwithstanding the forgoing, if for any reason Sellers are responsible for any Transaction Taxes, Purchaser shall reimburse Sellers for such Transaction Taxes within thirty days following delivery of an invoice for the same.

               12. NOTICES. Any notice or other communication provided for herein or given hereunder to a party hereto shall be in writing, and shall be deemed given when personally delivered to a party set forth below or when sent by telecopy providing a transmission confirmation (provided that such notice is immediately sent by a recognized overnight delivery service), or three (3) days after mailed by first class mail, registered, or certified, return receipt requested, postage prepaid, or when delivered by nationally-recognized overnight delivery service, with proof of delivery, delivery charges prepaid, in any case addressed as follows:

               To Sellers:
               Alleasing Finance Australia Limited
               Lv 24 Gateway 1 Macquarie Place
               Sydney NSW 2000

               Australia
               Attn:  Hugh Lander, Chief Risk Officer
               Fax:  61 02 9241 2550

               and

               Anthony Milton Sims,
               Receiver and Manager for Transol Group
               Sims Partners
               Level 24, Australia Square
               264 George Street
               New South Wales
               GPO Box 5151
               Sydney NSW 2001
               Australia
               Fax:  61 02 9241 3922

               with a copy to:

               Winston & Strawn, LLP
               101 California Street, Suite 3900
               San Francisco, CA  94111
               Attn:  John D. Fredericks, Esq.
               Fax:   (415) 591-1400

               To Purchaser:

               Nestor Traffic Systems, Inc.
               400 Massasoit Avenue
               Suite 200
               East Providence, RI 02914
               Attn:  Benjamin M. Alexander, Esq., General Counsel
               Fax:   (401) 434-5809

               with a copy to:

               Hinckley, Allen & Snyder LLP
               1500 Fleet Center
               Providence, Rhode Island 02903
               Attn: Margaret D. Farrell, Esq.
               Fax:   (401) 274-2000

            13. NO PERSONAL LIABILITY. The Receivers will not incur any personal liability whatsoever under this document or under any deed, instrument or document entered into under or in connection with it."

            14.  LIMITATION  ON  LIABILITY.   Notwithstanding  anything  to  the
contrary,  neither  Sellers' nor  Purchaser's  liability  for any breach of this

Agreement, including any breach of any of the representations and warranties contained in Sections 6 and 7 herein, shall not exceed the Purchase Price (as adjusted).

            15. MISCELLANEOUS.

               (a) ENTIRE AGREEMENT. This Agreement, together with the schedules and exhibits attached hereto, constitutes the entire agreement of the parties hereto regarding the purchase and sale of the Purchased Assets, and all prior agreements, understandings, representations and statements, oral or written, are superseded hereby.

               (b) CAPTIONS. Section captions used in this Agreement are for convenience only, and do not affect the construction of this Agreement.

               (c) COUNTERPART EXECUTION. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart thereof and shall be deemed an original signature for all purposes.

               (d) SEVERABILITY. If any provision of this Agreement shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid or unenforceable provision had never been contained in this Agreement.

               (e) FURTHER ASSURANCES. At any time or from time to time after the Closing, without further consideration, Sellers shall, at the request of Purchaser, execute and deliver all further instruments and documents and take all such further actions as Purchaser may reasonably request in order to evidence or effect the consummation of the transactions contemplated by this Agreement and to put Purchaser in possession of, and to vest in Purchaser, good, valid and unencumbered title to the Purchased Assets (including the transfer to Purchaser of any security interest retained by Seller in any of the Purchased Assets, and including obtaining and delivering to Purchaser any and all consent and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement).

               (f) AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by
Purchaser and Sellers. No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

               (g)  GOVERNING  LAW;  EFFECTIVENESS.   This  Agreement  shall  be
governed by and interpreted in accordance with the laws of the State of California (without reference to conflicts of law principles). This Agreement will be made and come into effect in the United States upon Purchaser's execution hereof (with Purchaser being the final signatory).

               (h) WAIVER OF TRIAL BY JURY. SELLERS AND PURCHASER HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, CAUSE

OF ACTION, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS AGREEMENT, OR IN ANY WAY CONNECTED WITH, OR RELATED TO, OR INCIDENTAL TO, THE DEALINGS OF THE PARTIES HERETO WITH RESPECT TO THIS AGREEMENT OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND IRRESPECTIVE OF WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. SELLERS AND PURCHASER HEREBY AGREE THAT ANY SUCH CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE OTHER PARTY OR PARTIES HERETO TO WAIVER OF ITS OR THEIR RIGHT TO TRIAL BY JURY.

               (i) CONSTRUCTION. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean "including without limitation".

               (j) NO THIRD-PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any person or entity other than the parties hereto and their respective successors and permitted assigns.

               (k) SUCCESSOR AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. Neither party may assign its rights or interests hereunder without providing the other party with prior written notice; provided, however, that Purchaser shall be entitled to assign its rights under this agreement to an entity wholly-owned by it. Neither party may delegate all or any of its obligations or duties hereunder, without the prior written consent of the other party.

               (l) CONFIDENTIALITY. Sellers agree that they will hold in confidence all information, data and documents obtained by them or any of their representatives from any representative, officer or employee of each other, and that none of them nor any of their representatives will disclose any such information, data or documents to any third party and none of them will discuss this Agreement or the transactions contemplated hereby with any party other than officers, employees, agents and representatives of the party or their legal counsel and financing sources deemed necessary to the completion of the transactions described herein, except that they may disclose (a) that this transaction has taken place, the date thereof and the names of the parties to this transaction and, with respect to customers of Debtors and/or Transol USA who are parties to Assumed Contracts, such information as may be necessary or appropriate to retain such customers and/or perform its obligations under the Assumed Contracts, and (b) information about this transaction if and as required by U.S. securities or other laws or regulations. Notwithstanding the forgoing, Sellers may disclose confidential information to Transol USA and its representatives, employees, officers and directors to the extent necessary to enable Transol USA to perform services under the Transition Services Agreement. Debtors shall cause Transol USA to agree to be bound by the provisions of this
Section 15(l). Notwithstanding anything to the contrary in this Agreement, the parties hereto each agree to keep the terms of this Agreement as they relate to [**] and [**] confidential except to the extent required by U.S. Securities or other laws or regulations.

                            [Signature Page Follows]

                  SIGNATURE PAGE TO PURCHASE AND SALE AGREEMENT

            IN WITNESS WHEREOF, Purchaser and Sellers have caused this Agreement to be executed as of the day and year first above written.


SELLERS:

ALLEASING FINANCE AUSTRALIA, LIMITED          TRANSOL HOLDINGS PITY LIMITED
                                              (receivers and managers appointed
                                              acting by one of its joint and
                                              several recivers and managers

By                                            Signature:
  -----------------------------------                   ------------------------
Name                                          Title      ANTHONY MILTON SIMS,
    ---------------------------------                    as Receiver and Manager

Title
     --------------------------------


TRANSOL PTY LIMITED (receivers and            TRANSOL CORPORATION LIMITED
managers appointed) acting by one of          (receivers and managers appointed)
its joint and several receivers and           acting by one of its joint and
managers                                      several receivers and managers

Signature:                                    Signature:
          ----------------------------                  ------------------------
Title:    ANTHONY MILTON SIMS,                 Title:    ANTHONY MILTON SIMS,
          as Receiver and Manager                        as Receiver and Manager


PURCHASER:

NESTOR TRAFFIC SYSTEMS, INC.

By
     ---------------------------------

Name
     ---------------------------------

Title
     ---------------------------------




                 Signature Page To Purchase and Sale Agreement

                                   SCHEDULE I
                                   ----------

                                PURCHASED ASSETS
                                ----------------

1. Australian Patent Application 47536/02, United States Patent Application 10/430032, and International Application PCT/AU 2004 / 000572, and the underlying invention described therein, and all divisions, renewals, reissues, continuations and continuations-in-part thereof, and all Letters Patent of the United States which have been or may be granted thereon and all foreign counterparts thereof, together with the right to sue and recover damages for future or past infringements thereof

2. The business name "Transol Group", and any and all trademarks, service marks, trade names and the like, whether registered or at common law, associated with the business name along with the good will associated therewith.

3. All other "technical know how" which is the property of the Transol Group, including but not limited to all technical papers, research and development documents, invention records, experimental and engineering reports, pilot designs, production designs, production specifications, raw material specifications, quality control reports and specifications, drawings, photographs, models, tools, parts, algorithms, processes, methods, market and competitive analysis, or other information that are the property of the company, located in both North America and Australia other than related to the CLNet product and associated business

4. The goodwill of the Transol business other than related to the CLNet product and associated business

5. The Transol website, and the domain names used in connection therewith and associated domain name registrations, including transolgroup.com, and the related web-page content; logos; slogans; common law and registered copyrights; and unpublished work

6. Computer Source code for Red Light Traffic Camera System currently running at all Transol intersections, and any and all related rights therewith, all software implementations of algorithms, models and methodologies, whether in source code or object code, and descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, and all documentation, including user manuals and training materials, relating to any of the foregoing.

7. Computer Source code for the Transol Violation Processing System, and any and all related rights therewith, all software implementations of algorithms, models and methodologies, whether in source code or object code, and descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, and all documentation, including user manuals and training materials, relating to any of the foregoing.

8. Computer Source Code for the Transol Mobile Speed Camera, and any and all related rights therewith, all software implementations of algorithms, models and methodologies, whether in source code or object code, and descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, and all documentation, including user manuals and training materials, relating to any of the foregoing.

9. Computer Firmware Source Code for all hardware boards, including inductive phase sensor, camera controller, laser presence detector, mobile speed camera controller, look down laser, and any and all related rights therewith, all software implementations of algorithms, models and methodologies, whether in source code or object code, and descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, and all documentation, including user manuals and training materials, relating to any of the foregoing.

CONTRACTUAL ASSETS
------------------

1. Northglenn, Colorado, Automated Traffic Enforcement Lease and Service Agreement dated March 28, 2003, by and between Transol USA Inc. and The City of Northglenn, Colorado.

2. Agreement dated July 23, 2003, by and between Transol USA Inc. and the City of Whittier, California.

3. Agreement dated November 25, 2003, by and between Transol USA Inc. and The City of Santa Fe Springs, California.

4. Agreement for Red Light Camera Enforcement System Services between the City of Roseville and Transol USA Inc. dated December 17, 2003, by and between Transol USA Inc. and City of Roseville, a municipal corporation.

5. Beta Test Agreement dated December 18, 2003, by and between Transol USA Inc. and the City of Berkeley, California.

6. Beta Test Agreement with Payment Options dated January 23, 2004, by and between Transol USA Inc. and the City of Davenport.

7. Transol Dual Red Light Photo Enforcement Agreement dated October 4, 2004, by and between Transol USA Inc. and the City of Beaumont, California.

8. Professional Services Photo Enforcement Agreement with Town of Riverdale Park, Maryland dated January 10, 2005 by and between Transol USA Inc. and Town of Riverdale Park, Maryland.

RECEIVABLES AND UNBILLED REVENUES
---------------------------------

1.   Receivables at Closing

3.   Unbilled work in progress revenue

PLANT AND EQUIPMENT ASSETS
--------------------------

1. Contract related plant and equipment located at the following contract sites (including the manufacturers warranties to the extent assignable):

                                        No of Sets of No. of
         Location                             Equipment           Approaches
         --------                       --------------------      ----------
         City of NorthGlenn, CO                 2                      2

         City of Whittier, CA                   2                      4

         City of Davenport, IA                  5                      5

         City of Santa Fe Springs, CA           3                      8

         City of Roseville, CA                  4                      5

         City of Berkeley, CA                   3                      8

         City of Riverdale Park, MD             -                      -

         City of Beaumont, CA                   -                      -

                                    TOTAL      19                     32

2.   Plant and equipment and office furniture located at Phoenix head office

3.   Plant and equipment and office furniture located at the Tempe Warehouse

4.   VPS Test System:

5.   The following equipment located in the Melbourne office:

     A.   Two IBM X-Series 305 servers (1 Rack units)(+- 3 years old)

     B.   IBM X-Series 205 e-server(Desktop tower)(+-2 years old)

     C.   Source code server: pretty basic, 3-4 year old IBM desktop machine.

     D.   CISCO Pix router used to establish the VPN link to the Phoenix.

INVENTORY ASSETS INCLUDING WORK IN PROGRESS
-------------------------------------------

1.   Inventory located in warehouse in Tempe, Phoenix

2.   Work in progress in the books of Transol USA Inc

3.   All prototype assets, including laser speeding devices

     -    Laser presence detector
     -    Scalextrix car track- red light test bed
     - Version 2 of the software presence detector (image processing solution for tracking vehicles through an intersection)

                                   SCHEDULE II
                                   -----------

                           EXCLUDED PERSONAL PROPERTY
                           --------------------------

1.   Cash at Bank

2.   Current insurance policies of the Transol Group

3.   Prepayments, including general and insurance

4.   Bid deposits

5.   Security deposits

6.   Transol Group inter-company debts and loans

7.   Investments in subsidiary companies

8    Other assets not specified as "included" in the tender

9. The financial books and records of the Transol Group (reasonable access and where appropriate photocopies will be given to the successful purchaser, but title will remain with the Transol Group)

10. All "technical know how" related to the CLNet product and associated business which is the property of the Transol Group, including all technical papers, research and development documents related to the CLNet product and associated business that are the property of the company, located in both North America and Australia

6. The goodwill of the Transol business related to the CLNet product and associated business

8. Computer Source for the Computerised License Testing System currently installed in 3 driving schools in Singapore

9.   10  multimedia   license  testing  kiosks  in  relation  to  contract  with
     Department of Motor Transport in Bahrain consist of:

     -    stainless steel multimedia kiosk
     -    IBM Think Centre P4 2.8Ghz
     -    17" TFT Microtouch touch screens

                                  SCHEDULE 2(a)

                          ADJUSTMENT TO PURCHASE PRICE

1. Pursuant to Section 2(a) of the Purchase and Sale Agreement, $1,583,198.94 of the Purchase Price (the "ESCROWED PURCHASE PRICE") shall be deposited into an escrow account (the "ESCROW ACCOUNT"), which together with the $200,000 previously deposited by Purchaser shall be subject to adjustment as follows:

     a) An amount of up to [**] of the Escrowed Purchase Price (the "[**] ESCROW AMOUNT") will be withheld from the Purchase Price and paid into the Escrow Account pending settlement with [**] regarding the possible lien, claim or encumbrance in favor of [**], against certain rights to payment under that certain [**] Agreement by and between Transol USA Inc. and [**], dated as of [**], pursuant to that certain stop notice dated as of [**], in the amount of [**] (the "[**] Stop Notice"). The [**] Escrow Amount shall be made available solely to satisfy any claims arising out of the [**] STOP NOTICE. In the event that, on or before [**], the Sellers are able to obtain a full and complete release of the [**] Stop Notice in exchange for any settlement amount (the "[**] Settlement Amount"), the Purchase Price shall be reduced by an amount equal to the [**] SETTLEMENT AMOUNT, and an amount equal to the difference between the [**] Escrow Amount and the [**] Settlement Amount shall be released from the Escrow Account and paid to the Sellers as part of the Purchase Price and the [**] Settlement Amount shall be returned to Purchaser who shall be solely responsible for its payment and the [**] Stop Notice. If the Sellers, however, are unable to obtain a full and complete release of the [**] Stop Notice on or before [**], the Purchase Price shall be adjusted accordingly by the deduction from the Escrowed Purchase Price of the [**] Escrow Amount. The [**] Escrow Amount shall thereafter be released from the Escrow Account and returned to Purchaser who will remain primarily liable for any payments to [**] under the [**] Stop Notice.

     b) An amount of up to [**] of the Escrowed Purchase Price (the "[**] ESCROW AMOUNT") will be withheld from the Purchase Price pending the settlement with [**] regarding the release by [**] of any lien, claim, encumbrance or stop notice perfected by [**] relating to that certain [**] Agreement, by and between Transol USA and [**] dated as [**] (the "[**] STOP NOTICE"). The [**] Escrow Amount shall be made available solely to satisfy any claims arising out of the [**] Stop Notice. Upon the earlier to occur of (i) the lapse of all applicable periods of time within which [**] could perfect any lien or stop notice with respect to the [**] Stop Notice, and (ii) a full and complete release by [**] of the [**] Stop Notice in exchange for a settlement payment (the "[**] SETTLEMENT AMOUNT") on or before [**], the Purchase Price shall be adjusted as follows: In the event of the occurrence of (i) above, no adjustment will be made and the [**] Escrow Amount shall be released from the Escrow Account and paid in full to Sellers as part of the Purchase Price. In the event of the occurrence of (ii) above, the Purchase Price shall reduced by an amount equal to the [**] Settlement Amount, and an amount equal to the difference between the [**] Escrow Amount and the [**] Settlement Amount shall be released from the Escrow Account and paid to Sellers as part of the Purchase Price and the [**] Settlement Amount shall be returned to Purchaser who shall be solely responsible for its payment and the [**] Stop Notice. If the Sellers, however, are unable to obtain a full and complete release of the [**] Stop Notice on or before [**], the Purchase Price shall be adjusted accordingly by the deduction from the Escrowed Purchase Price of the [**] Escrow Amount, and the [**] Escrow Amount shall thereafter be released from the Escrow Account and returned to Purchaser who will remain primarily liable for any payments to [**] under the [**] Stop Notice.

     2. An additional $1,500,000 of the Escrowed Purchase Price will be reserved in the Escrow Account pending the determination of the following adjustments to the Purchase Price:

     a) Adjustment by an amount of $50,000 for each installed approach under any Contract that is actually terminated on or before January 15, 2006 by the municipality with or without cause pursuant to an optional right in favor of the municipality to terminate the contract without cause or because of the assignment of such contract to Purchaser by Transol USA Inc. Any such terminated Contract would be deemed to be an Excluded Asset, including any plant and equipment associated with such contract, if any.

     b) Adjustment by an amount of $20,000 for each uninstalled approach under any Contract that is actually terminated on or before January 15, 2006 by the municipality with or without cause pursuant to an optional right in favor of the municipality to terminate the contract without cause or because of the assignment of such contract to Purchaser by Transol USA Inc. Any such terminated contract would be deemed to be an Excluded Asset, including any plant and equipment associated with such contract, if any.

     c) Adjustment by an amount of $20,000 for each of the Unapproved Approach if a Desired Installation Confirmation is not obtained and an alternative site not proposed by the relevant municipality on or before January 15, 2006, provided, however, that no such adjustment shall be made for any Unapproved Approach if an adjustment has previously been made under Section 2(b) with respect to such Unapproved Approach.

     d) Notwithstanding anything to the contrary herein, the adjustments under this Agreement attributable to the Contract with the Town of Riverdale Park shall not in the aggregate exceed $120,000 [**].

     e) Notwithstanding any of the adjustments under this Section 2, the minimum purchase price would not be less than $500,000 subject only to adjustments for the [**] Escrow Amount, the [**] Escrow Amount and the amount of any other liens, security interests and other encumbrances on the Purchased Assets which have not been discharged by Sellers ("Other Liens" and, individually, an "Other Lien").

     f) If Purchaser determines that there are any Other Liens on the Purchased Assets and provides the Sellers with written notice thereof (which notice shall include a copy of the record of any such Other Liens), the Purchase Price shall be adjusted accordingly by the deduction from the Escrowed Purchase Price of the amount of such Other Lien or Liens (the "Other Lien Amount"), and the Other Lien Amount shall thereafter be released from the Escrow Account and returned to Purchaser who will remain primarily liable for any payments to discharge the Other Liens.

     3. The Escrow Agent shall pay to Sellers from the Escrow Account as follows:

     A. Upon receipt of an Affirmation Statement an amount equal to $25,000 for each installed approach covered by such contract and $10,000 for each uninstalled approach covered by such contract ($5,000 for each Uninstalled Approach in Riverdale Park), excepting any Unapproved Approaches for which a Desired Installation Confirmation has not been received.

     B. Upon receipt of both an Affirmation Statement and a Desired Installation Confirmation, an amount equal to $10,000 for each uninstalled approach covered by such contract ($5,000 for each Uninstalled Approach in Riverdale Park).

     C.   The balance of the Purchase Price due as of January 15, 2006.

     D.   Interest on any amounts earned on the Purchase Price by Escrow Agent.

4. If Purchaser enters into a new contract with a municipality that terminated any contract under Section 2(a) above on or before January 15, 2006, (the "EXISTING CONTRACTS") and for which a price adjustment was made to the Escrowed Purchase Price pursuant thereto, within 12 months of such termination, if the new contract is at least 20% more favorable to the municipality than the Existing Contracts, the Purchase Price shall be adjusted upward by the payment by Purchaser to Sellers of an additional $30,000 per approach covered by such new contract up to the number of approaches for which Purchaser received a price reduction upon the installation of such approaches. If such Existing Contracts are on terms that are less than 20% favorable to the municipality, the Purchase Price shall be adjusted upwards by the payment to Sellers by Purchaser of an additional $50,000 per approach covered by such new contract up to the number of approaches for which Purchaser received a price reduction upon the installation of such approaches. Purchasers shall pay such increase in the Purchase Price within ten days of such new contract.

5. If Purchaser enters into a new contract with a municipality that terminated any contract under Section 2(b) above on or before January 15, 2006, (the "PREVIOUS CONTRACTS") and for which a price adjustment was made to the Escrowed Purchase Price pursuant thereto, within 12 months of such termination, if the new contract is at least 20% more favorable to the municipality than the Previous Contracts, the Purchase Price shall be adjusted upward by the payment to Sellers by Purchaser of an additional $12,000 per approach covered by such new contract ($6,000 for each approach in Riverdale Park) up to the number of approaches for which Purchaser received a price reduction upon the installation of such approaches. If such Previous Contracts are on terms that are less than 20% favorable to the municipality, the Purchase Price shall be adjusted upwards by the payment to Sellers by Purchasers of an additional $20,000 per approach covered by such new contract ($10,000 for each approach in Riverdale Park) up to the number of approaches for which Purchaser received a price reduction upon the installation of such approaches. Purchasers shall pay such increase in the Purchase Price within ten days of such new contract.

6. If Purchaser obtains approval to install any Unapproved Approach or to install an alternative approach within such municipality after January 15, 2006 and before December 31, 2006, the Purchase Price shall be increased by an amount equal to the amount by which the Purchase Price was previously reduced pursuant to 2(c) above for each such Unapproved Approach or alternative approach. Purchasers shall pay such increase in the Purchase Price within ten days of such approval.

7. Notwithstanding anything herein to the contrary, (A) there shall be no adjustment to the Purchase Price with respect to any contracts that (i) are terminated by Purchaser, (ii) that are terminated by the municipality in connection with any material breach by Purchaser of any of the terms of the contracts, or (iii) that are cancelled by the municipality after Purchaser becomes subject to any bankruptcy or insolvency proceeding (except for involuntary proceedings brought against Purchaser which proceedings are terminated within 90 days) and, (B) any adjustments to the Purchase Price shall be determined by Seller and Purchaser at any time on or before January 31, 2006, and upon the expiration of such time no further adjustments shall be made to the Purchase Price and the remainder of the Escrowed Purchase Price shall be paid to the Sellers.

                                  SCHEDULE 10A
                                  ------------

                                LIST OF CONTRACTS
                                -----------------

1. Northglenn, Colorado, Automated Traffic Enforcement Lease and Service Agreement dated March 28, 2003, by and between Transol USA Inc. and The City of Northglenn, Colorado.

2. Agreement dated July 23, 2003, by and between Transol USA Inc. and the City of Whittier, California.

3. Agreement dated November 25, 2003, by and between Transol USA Inc. and The City of Santa Fe Springs, California.

4. Agreement for Red Light Camera Enforcement System Services between the City of Roseville and Transol USA Inc. dated December 17, 2003, by and between Transol USA Inc. and City of Roseville, a municipal corporation.

5. Beta Test Agreement dated December 18, 2003, by and between Transol USA Inc. and the City of Berkeley, California.

6. Beta Test Agreement with Payment Options dated January 23, 2004, by and between Transol USA Inc. and the City of Davenport.

7. Transol Dual Red Light Photo Enforcement Agreement dated October 4, 2004, by and between Transol USA Inc. and the City of Beaumont, California.

8. Professional Services Photo Enforcement Agreement with Town of Riverdale Park, Maryland dated January 10, 2005 by and between Transol USA Inc. and Town of Riverdale Park, Maryland.

                                  SCHEDULE 10B
                                  ------------

                          LIST OF UNAPPROVED APPROACHES
                          -----------------------------

1.   Santa Fe Springs, Telegraph & Bloomfield, East Bound Approach

2.   Santa Fe Springs, Telegraph & Bloomfield, West Bound Approach

3.   Beaumont, Beaumont & 4th, North Bound Approach

4.   Beaumont, Beaumont & 4th, East Bound Approach

5.   Beaumont, Beaumont & 5th, North Bound Approach

6.   Beaumont, Beaumont & 5th, West Bound Approach

7.   Riverdale Park, Kenilworth & East West Hwy, East Bound Approach

8.   Riverdale Park, Kenilworth & East West Hwy, West Bound Approach

9.   Riverdale Park, Jefferson & Kenilworth, South Bound Approach

10.  Riverdale Park, Jefferson & Kenilworth, North Bound Approach

11.  Riverdale Park, Edmonston & Kenilworth, North Bound Approach

12.  Riverdale Park, Edmonston & Kenilworth, South Bound Approach

                                    EXHIBIT A
                                    ---------

                       FORM OF BILL OF SALE AND ASSIGNMENT
                       -----------------------------------

                           BILL OF SALE AND ASSIGNMENT
                           ---------------------------


     For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and pursuant to that certain Purchase and Sale Agreement dated as of [August] ___, 2005 (the "PURCHASE AGREEMENT"), by and among Transol Holdings Pty Limited (ACN 100 078 046) (receivers and managers appointed) ("TRANSOL HOLDINGS"), Transol PTY Limited (ABN 65 095 538 828) (receivers and managers appointed) ("TRANSOL PTY"), Transol Corporation Limited (ABN 73 089 224
402) (receivers and managers appointed) ("TRANSOL LIMITED", and collectively with Transol Holdings and Transol PTY, "DEBTORS"), and Alleasing Finance
Australia Limited (ABN 94 003 421 136), formerly known as RentWorks Limited ("ALLEASING" and together with Debtors, "SELLERS") and Nestor Traffic Systems, Inc., a Delaware corporation ("PURCHASER"), Sellers hereby irrevocably and unconditionally sell, convey, transfer, assign and deliver to Purchaser, its successors and assigns forever to its and their own use, all legal, beneficial and other right, title and interest of Sellers and Transol USA Inc. in and to the Purchased Assets more fully identified on Schedule I hereto, free and clear of all liens and encumbrances upon the terms and as more particularly described and set forth in the Purchase Agreement, to have and to hold the same unto Purchaser, its successors and assigns, to or for its use forever. Unless defined herein, capitalized terms shall have the meanings attributed to them under the Purchase Agreement.

     Purchaser accepts such right, title and interest in the Purchased Assets on an "AS IS" AND "WHERE IS" BASIS WITHOUT REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES AS TO MERCHANTABILITY, HABITABILITY, VALUE, USEFUL LIFE, FITNESS FOR INTENDED USE, TITLE, POSSESSION, QUIET ENJOYMENT, AND ALL OTHER WARRANTIES ARISING UNDER THE UNIFORM COMMERCIAL CODE (OR SIMILAR FOREIGN LAWS) OR SIMILAR REPRESENTATIONS AND WARRANTIES, EXCEPT IN ALL RESPECTS THOSE REPRESENTATIONS OR WARRANTIES WHICH ARE EXPRESSLY SET FORTH IN THE PURCHASE AGREEMENT.

     There shall be excluded from this Bill of Sale and Assignment the Excluded Assets.

     This Bill of Sale and Assignment, and in particular the Sellers' sale, conveyance, transfer and assignment of the Purchased Assets, as provided herein, shall be effective only upon the Closing of the transactions contemplated by the Purchase Agreement and delivery of the Purchase Price to Sellers as provided in the Purchase Agreement.

     This Bill of Sale and Assignment shall be governed and construed in accordance with the laws of the State of California, without reference to the conflict of law rules or principles of law of such State.

         IN WITNESS WHEREOF, the parties have executed this Bill of Sale as of August 31, 2005.

ALLEASING FINANCE AUSTRALIA, LIMITED          TRANSOL HOLDINGS PITY LIMITED
                                              (receivers and managers appointed
                                              acting by one of its joint and
                                              several recivers and managers

By                                            Signature:
  -----------------------------------                   ------------------------
Name                                          Title      ANTHONY MILTON SIMS,
    ---------------------------------                    as Receiver and Manager

Title
     --------------------------------


TRANSOL PTY LIMITED (receivers and            TRANSOL CORPORATION LIMITED
managers appointed) acting by one of          (receivers and managers appointed)
its joint and several receivers and           acting by one of its joint and
managers                                      several receivers and managers

Signature:                                    Signature:
          ----------------------------                  ------------------------
Title:    ANTHONY MILTON SIMS,                 Title:    ANTHONY MILTON SIMS,
          as Receiver and Manager                        as Receiver and Manager



NESTOR TRAFFIC SYSTEMS, INC.

By
     ---------------------------------

Name
     ---------------------------------

Title
     ---------------------------------

                                    EXHIBIT B
                                    ---------

               FORM OF ASSIGNMENT OF INTELLECTUAL PROPERTY RIGHTS
               --------------------------------------------------

                     PATENT AND TRADEMARK TRANSFER STATEMENT
                     ---------------------------------------


                         Effective as of August 31, 2005


     THIS TRANSFER STATEMENT ("TRANSFER STATEMENT") is presented pursuant to the provisions of Section 9-619 of the Uniform Commercial Code, effective in California ("UCC"). As required by the UCC, upon receipt of this Transfer Statement, the United States Patent and Trademark Office shall (i) accept the Transfer Statement, and (ii) promptly amend its records to reflect the transfer described herein.

     1.  SECURED  OBLIGATIONS.  Transol  PTY  Limited  (ABN 65 095 538  828),  a
corporation incorporated in Victoria, Australia (receivers and managers appointed) ("DEBTOR"), certain affiliates of Debtor and Alleasing Finance Australia Limited (ABN 94 003 421 136), a corporation registered in New South Wales, Australia formerly known as RentWorks Limited ("SECURED PARTY"), entered into that certain RentWorks Agreement (as amended, the "MASTER RENTAL
AGREEMENT"), pursuant to which Alleasing leased to Debtor and its affiliates certain equipment and extended financial accommodations to or for the direct or indirect benefit of Debtor and its affiliates. To secure the payment and performance of the obligations of Debtor and its affiliates under the Master Rental Agreement, Alleasing and Debtors entered into that certain Deed of Charge and Debtor and Alleasing entered into that certain Collateral Grant of Security Interests in Patents and Trademarks, each dated as of even date with the Master Rental Agreement (collectively, the "SECURITY AGREEMENTS"), whereby Debtor and its affiliates granted to Alleasing a continuing perfected security interest in and lien upon all the assets of Debtor and its affiliates (the "DEBTORS' COLLATERAL"), including, among other things, the patent application filed with the United States Patent and Trademark Office on May 5, 2003 in favor of Debtor under the name Traffic Violation Detection, Recording and Evidence Processing System as patent application number 10/430032 (the "TRANSFERRED PATENT").

     2. DEFAULT. Debtor defaulted on its obligations to Secured Party with respect to the Master Rental Agreement.

     3. EXERCISE OF POST-DEFAULT REMEDIES. Secured Party has foreclosed upon the Transferred Patent by selling the Transferred Patents and Trademarks, along with other assets of the Debtor, to Nestor Traffic Systems, Inc. ("Transferee") at a private foreclosure sale pursuant to Section 9610 of the California Commercial Code.

     4. TRANSFEREE'S RIGHTS IN TRANSFERRED PATENTS AND TRADEMARKS. As a result of Secured Party's foreclosure sale, and pursuant to the terms of that certain Purchase and Sale Agreement dated as of August 31, 2005, Tranferee has acquired all right, title and interest of Debtor in the Transferred Patent, and the underlying invention described therein, and all divisions, renewals, reissues, continuations and continuations-in-part thereof, and all Letters Patent of the United States which have been or may be granted thereon and all foreign counterparts thereof, including International Application PCT/AU 2004 / 000572, together with the right to sue and recover damages for future or past infringements thereof and to fully and entirely stand in the place of the Debtor in all matters related thereto.

     5. NAMES; MAILING ADDRESSES. The name and mailing address of Debtor, Secured Party, and Transferee are as follows:

         Debtor:
         -------

         Anthony Milton Sims,
         Receiver and Manager for Transol Pty Limited
         Sims Partners
         Level 24, Australia Square
         264 George Street
         New South Wales
         GPO Box 5151
         Sydney NSW 2001
         Australia

         Secured Party:
         --------------

         Alleasing Finance Australian Limited
         Lv 24 Gateway 1 Macquarie Place
         Sydney NSW 2000
         Australia
         Attn:  Hugh Lander, Chief Risk Officer

         Transferee
         ----------

         Nestor Traffic Systems, Inc.
         400 Massasoit Avenue
         Suite 200
         East Providence, RI 02914
         Attn:  Benjamin M. Alexander, Esq., General Counsel

     Please be advised that nothing contained herein shall act as a waiver of any of Secured Party's rights under the Master Rental Agreement or the Security Agreements, any documents executed in connection therewith or applicable law, all of which are expressly reserved.

                                             ALLEASING FINANCE AUSTRALIA LIMITED


                                             By
                                                   -----------------------------
                                             Name
                                                   -----------------------------
                                             Title
                                                   -----------------------------

                                    EXHIBIT C
                                    ---------

         List of instruments and documents to be provided by Sellers:

          (a) duly executed copies of the Assignment of Intellectual Property Rights;

          (b) duly executed deed of release by Alleasing in full release of the fixed and floating charges over the Purchased Assets (ASIC charge numbers 1085953, 1085954 and 1085955) and executed ASIC Forms 312 in a form ready for lodgment with ASIC to record the release of those fixed and floating charges;

          (c)  duly executed copies of the Transition Services Agreements; and

          (d) copies of the Escrow Agreement duly executed by each of the parties thereto.

                                    EXHIBIT D
                                    ---------

          List of instruments and documents to be provided by Purchaser:

          (a)  duly executed copies of the Transition Services Agreements;

          (b)  good standing certificates for Purchaser; and

          (c) copies of the Escrow Agreement duly executed by each of the parties thereto.


                                       1